Exhibit 99.1

Titan Iron Ore Corp.
3040 North Campbell Ave. #110
Tucson, Arizona 85719

New Release

October 13, 2011	OTCBB: TFER

TITAN IRON ORE COPORATION ANNOUNCES COMMENCEMENT OF
DRILLING ON WYOMING IRON - TITANIUM PROPERTY AND RELINQUISHMENT OF LABRADOR OPTION

Tucson, Arizona – October 13, 2011 – Titan Iron Ore Corporation (TFER:OTCBB) has unveiled a targeted first phase drilling program of 1700 feet at its wholly-owned Wyoming Iron Complex properties, located in Albany County, Wyoming.

A total of three holes drilled by Union Pacific Resources (c. 1955) and the State of Wyoming (1995) will be twinned in an effort to duplicate the results of those earlier programs.  One hole will be extended to a planned depth of greater than 700 feet to expand upon the vertical potential of the ore body.  All work during this phase is planned to be done on the Strong Creek property, the larger of the two prospects within the Wyoming Iron Complex. The drilling is anticipated to be diamond core of HQ size (2½ inches in diameter). The program is expected to start before the end of October, with laboratory results available before the end of calendar year 2011.

The objective of this program is to test and validate areas in the historic drilling zones as well as expand these zones by continuing to drill in these areas to greater depth.  Titan expects to be able to correlate the results obtained from these new drill holes with historical drilling results with a high level of confidence. This will permit the development of a resource model for subsequent drilling and development work.

In September, Titan initiated a geological reconnaissance survey of a magnetic geophysical anomaly located on the Labrador Trough iron property, which Titan held under option.  This survey determined that the anomaly was not of sufficient grade or size to merit further exploration costs.  Accordingly, Titan has determined to drop the option on the Labrador Trough iron property and on October 12, 2011 notified the owner of the property that Titan will not be exercising its option to acquire the property.

About Titan Iron Ore Corporation

Titan is based in Tucson, Arizona and trades on the OTC Bulletin Board under the trading symbol “TFER”. The Company is focused on the acquisition and development of iron ore exploration and development mining properties, and raw materials for the iron and steel industries, with projects located in regions that enjoy stable politics, sound economies and friendly business environments. Currently the Company has an option to acquire the Wyomex Iron Complex project in Albany County, Wyoming, USA.

On Behalf of the Board,

TITAN IRON ORE CORP.
/s/ Andrew Brodkey
Andrew A. Brodkey

President and CEO

For additional information contact:
Jodi Henderson, Corporate Secretary Email: jhenderson@kriyah.com
Phone: (520) 989-0032

Forward Looking Statements

This news release contains forward-looking statements. Forward looking statements in this news release include: that the Company will conduct a first phase drilling program of 1700 feet at its wholly-owned Wyoming Iron Complex properties; that the program is expected to start before the end of October, with laboratory results available before the end of calendar year 2011; and that Titan expects to be able to correlate the results obtained from these new drill holes with historical drilling results with a high level of confidence. There can be no certainty regarding the ability of the Company to achieve these results. Factors which may delay or prevent these results from coming to fruition include weather and access impediments; inability of consultants to complete the exploration programs, and inability of labs and third parties to deliver results. As well, results may differ as a result of geological data resulting in changed plans for exploration, our potential inability to contract equipment and labor, our inability to finance our plans, current economic conditions and the state of mineral exploration and mineral prices in general.  As a result, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws. Readers should also refer to the risk factors of junior mining exploration companies as disclosed on EDGAR to understand the many risks facing our company.